UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

FIRST FINANCIAL BANCORP.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

300 High Street, Hamilton, Ohio (Address of principal executive offices)		45011 (Zip Code)

Registrant’s telephone number, including area code: (513) 867-5447

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2
EX-10.3

Item 1.01 Entry into a Material Definitive Agreement.

Short-Term Incentive Plan

On April 18, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of First Financial Bancorp. (the “Company”) approved a Short-Term Incentive Plan (the “Plan”). All of the Company’s employees, including the Company’s named executive officers (the “Named Executive Officers”), as defined by Item 402(a)(3) of the Securities and Exchange Commission’s Regulation S-K, will participate in the Plan. The Plan will be in effect beginning with the current fiscal year, which ends December 31, 2005. The Plan will replace the Company’s Performance Incentive Compensation Plan.

Under the Plan, a target percentage will be established for each participant, at the beginning of each fiscal year, based upon median competitive award levels for short-term incentive compensation within the financial services industry. The target percentage, after being adjusted for performance as described below, will be applied to actual base salary paid for the fiscal year. On April 18, 2005, the Compensation Committee approved the target percentages for the current fiscal year for each of the Named Executive Officers. Those target percentages are disclosed in the table below under the column “Short-Term Incentive Target Percentage.”

     Two performance measures, return on equity (“ROE”) and growth in earnings per share (“EPS”) will be used to determine the actual awards under the Plan. At the beginning of each fiscal year, the Compensation Committee will establish threshold, target and maximum ROE levels based upon the performance of banks of a comparable asset size. In addition, the Compensation Committee will establish threshold, target and maximum EPS growth levels based upon reasonable growth expectations for the Company. At the end of each fiscal year, the amount of the target percentage will be multiplied by a factor ranging from zero times the target percentage (for performance at or below the threshold ROE) up to two times the target percentage (for performance at or above the maximum ROE). After adjusting the target percentage based upon ROE performance (the “Adjusted Percentage”), the amount of the Adjusted Percentage will be further modified based upon EPS growth. The EPS modifier will range from a 20% reduction to the Adjusted Percentage (for performance at or below the threshold EPS growth rate) to a 20% increase to the Adjusted Percentage (for performance at or above the maximum EPS growth rate). After applying the EPS modifier to the Adjusted Percentage, the resulting percentage will be applied to actual base salary paid for the fiscal year to determine the actual award. However, for the current fiscal year only, the Compensation Committee has determined that the EPS modifier would not apply.

Awards under the Plan will be paid in cash to participants as soon as practicable following the close of each fiscal year; however, no payment will be made until the awards have been determined and approved by the Compensation Committee. The Plan may be amended or discontinued at any time at the election of the Compensation Committee, provided that no amendment or discontinuation will reduce the rights of participants during a current fiscal year.

Named Executive Officer Compensation

On April 18, 2005, the Compensation Committee approved base salary increases, short-term incentive target percentages under the Plan, restricted stock awards and stock option grants for the Named Executive Officers, as disclosed in the table below.

					Number of
		Short-			Shares	Value of
		Term	Number of	Value of	Underlying	Stock
		Incentive	Shares of	Shares of	Stock	Option
Named Executive Officer	Base	Target	Restricted	Restricted	Option	Grant
and Principal Position	Salary (1)	Percentage	Stock	Stock (2)	Grant	(3)
Claude E. Davis President and Chief Executive Officer	$420,000	50%	16,800	$294,168	84,100	$239,685

C. Douglas Lefferson Executive Vice President and Chief Operating Officer	250,000	40%	5,000	87,550	25,000	71,250

C. Thomas Murrell, III Senior Vice President and Chief Credit Officer	195,000	30%	2,800	49,028	13,900	39,615

Mark W. Immelt President and Chief Executive Officer of First Financial Bank	305,000	35%	4,400	77,044	21,800	62,310

Rex A. Hockemeyer President and Chief Executive Officer of First Financial Bancorp Service Corp.	148,287	30%	1,700	29,767	8,500	24,225

(1)	The increase in base salary is effective as of February 28, 2005.

(2)	The value of the restricted stock awards is based upon the closing price of the Company’s common stock as of April 18, 2005, which was $17.51 per share.

(3)	The value of the stock options granted was estimated using the Black-Scholes option valuation model.

Forms of Award Agreements under the First Financial Bancorp. 1999 Stock Incentive Plan for Officers and Employees

In addition to the foregoing disclosures, the Company is filing as exhibits to this Form 8-K the following forms of award agreements for stock option grants and restricted stock awards pursuant to the Company’s 1999 Stock Incentive Plan for Officers and Employees (the “Stock Incentive Plan”): (i) Stock Option Agreement for Incentive Stock Options, (ii) Stock Option Agreement for Nonqualified Stock Options, and (iii) Agreement for Restricted Stock Award. The forms of award agreements reflect changes approved by the Compensation Committee on April 18, 2005, to the standard terms and conditions of stock option grants and restricted stock awards made pursuant to the Stock Incentive Plan. For stock option grants, the Compensation Committee approved a revised vesting schedule of 25% of the grant on each of the first four anniversaries of the grant date. For restricted stock awards, the Compensation Committee approved the addition of a performance benchmark of 12% ROE that must be achieved in order for the restricted stock to vest over a four-year vesting schedule.

Item 9.01 Financial Statements and Exhibits.

       (c) Exhibits.

10.1	Form of Stock Option Agreement for Incentive Stock Options.

10.2	Form of Stock Option Agreement for Nonqualified Stock Options.

10.3	Form of Agreement for Restricted Stock Award.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.
By:	/s/ J. Franklin Hall
J. Franklin Hall
Chief Financial Officer

Date: April 22, 2005

Form 8-K	First Financial Bancorp.

Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Option Agreement for Incentive Stock Options.

10.2	Form of Stock Option Agreement for Nonqualified Stock Options.

10.3	Form of Agreement for Restricted Stock Award.